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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statement No. 333-126119 on Form S-3 and Nos. 333-131037, 333-125892 and 333-119409 on
Form S-8 of our reports dated March 1, 2006, relating to the financial statements of Critical Therapeutics, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Critical Therapeutics, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 7, 2006